Number           6% SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK    Shares


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                          WINSTAR COMMUNICATIONS, INC.
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Incorporated Under The Laws Of The      See Reverse Side For Certain Definitions
State of Delaware
                    TOTAL AUTHORIZED ISSUE 90,000,000 SHARES

75,000,000 SHARES, $.01 PAR VALUE EACH, 15,000,000 SHARES, PAR VALUE $.01 EACH,
           COMMON STOCK                                PREFERRED STOCK
                                               6,000,000 SHARES DESIGNATED AS
                                        6% SERIES A CUMULATIVE PREFERRED STOCK


         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE, "SECURITIES ACT"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW, (B) AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO WINSTAR COMMUNICATIONS, INC., THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS OR (C) RULE 144 UNDER THE SECURITIES ACT.


This is to Certify that                                       is the owner of
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   FULLY PAID AND NON-ASSESSABLE SHARES OF 6% SERIES A CUMULATIVE CONVERTIBLE
       PREFERRED STOCK OF WINSTAR COMMUNICATIONS, INC. (the "Corporation")

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate, properly endorsed.
         The Corporation will furnish without charge to each stockholder who so requests, the powers, designations, preferences and relative, participating, optional, or other special rights of the 6% Series A Cumulative Convertible Preferred Stock and of any other series of preferred stock which the Corporation may establish, and the qualifications, limitations or restrictions of such preferences and/or rights.

IN WITNESS WHEREOF, the seal of the Corporation and the signatures of its duly authorized officers.

Dated: February 11, 1997



   ---------------------                            ---------------------------
    Kenneth Zinghini                                   Fredric E. von Stange
   Assistant Secratary                                Executive Vice President




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